For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, Executive VP, CFO & COO
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, July 21, 2023

Tompkins Financial Corporation Reports Second Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $0.59 for the second quarter of 2023, down 56.3% from the immediate prior quarter, and down 59.3% from diluted earnings per share of $1.45 reported in the second quarter of 2022. Net income for the second quarter of 2023 was $8.5 million, down $12.4 million, or 59.4%, when compared to the $20.9 million reported for the same period in 2022.

Results for the current quarter were negatively affected by the sale of $80.9 million of available-for-sale securities. Though the sale resulted in a $7.1 million pre-tax loss on securities transactions during the quarter (or $0.37 per share), the transaction is expected to have a positive impact on future earnings. The available-for-sale securities sold in the second quarter of 2023 had an average yield of 0.48%, with a remaining average life of 2.3 years. Approximately $15.0 million of the proceeds from sale were reinvested in available-for-sale securities with an average yield of approximately 4.30%, while the remaining proceeds were used to pay down approximately $65.0 million of overnight borrowings with the Federal Home Loan Bank ("FHLB").

For the year-to-date period ended June 30, 2023, diluted earnings per share were $1.94, down 36.4% from $3.05 for the same year-to-date period in 2022. Year-to-date net income was $27.9 million for the six month period ended June 30, 2023, down $16.3 million, or 36.9%, when compared to $44.1 million for the same period in 2022. Year-to-date results were also negatively impacted by the loss on securities transactions described above.

Tompkins President and CEO, Stephen Romaine, commented, "The economic environment remains challenging for the banking industry. Despite these challenges, which continue to negatively affect our net interest income, we saw some positive trends during the second quarter and first half of 2023. These included annualized loan growth of 6.0% from the immediate prior quarter, stable noninterest bearing deposit balances when compared to the first quarter this year, and year-to-date annualized fee income growth of 1.3% over that same period in 2022."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Total loans at June 30, 2023 were $5.4 billion, up 6.0% annualized compared to the immediate prior quarter, and up $189.9 million, or 3.7%, from June 30, 2022.
•Total deposits at June 30, 2023 were $6.5 billion, down $54.4 million, or 0.84%, from March 31, 2023 and down $314.9 million, or 4.65%, from June 30, 2022. The year-over-year pace of decline of total deposits slowed in the second quarter, when compared to the year-over-year decline of 7.2% over the twelve month period ended March 31, 2023.
•Loan to deposit ratio remains stable at 83% as compared to 81% for the prior quarter
•Regulatory Tier 1 capital to average assets was 9.57% at June 30, 2023, compared to 9.63% at March 31, 2023 and 9.02% at June 30, 2022.
•Total nonperforming assets at June 30, 2023 represented 0.41% of total assets, an increase of 10.8% from the immediate prior quarter.

NET INTEREST INCOME
Net interest income was $51.9 million for the second quarter of 2023, down from $54.2 million for the first quarter of 2023 and $58.3 million for the second quarter of 2022. Net interest margin was 2.83% for the second quarter of 2023, compared to 2.99% reported for the first quarter of 2023 and 3.09% reported for the second quarter of 2022. The decrease in net interest income and net interest margin from the first quarter of 2023 and the second quarter of 2022 was due primarily to the increase in interest rates on interest-bearing liabilities outpacing increases on interest earning asset yields due to the higher interest rate environment.

For the year-to-date period ended June 30, 2023, net interest income was $106.1 million, down $8.7 million or 7.6% when compared to the same period in 2022.

Average loans for the quarter ended June 30, 2023 were up $53.4 million, or 1.0%, from the first quarter of 2023, and $189.4 million, or 3.7%, compared to the same period in 2022. The increase in average loans was mainly in the commercial real estate portfolio compared to the first quarter of 2023, and the quarter ended June 30, 2022. The average yield on interest-earning assets for the quarter ended June 30, 2023 was 3.91%, up 10 basis points compared to the quarter ended March 31, 2023, and up 68 basis points compared to the quarter ended June 30, 2022.

Average total deposits for the second quarter of 2023 were down $121.4 million, or 1.8%, compared to the first quarter of 2023, and down $414.4 million, or 6.0%, compared to the same period in 2022. The decrease was largely driven by a decline in stimulus funding and a tightening monetary policy that has led to a declining trend in bank deposits on a national level, as reported by the Federal Reserve. The cost of interest-bearing deposits increased to 1.41% for the second quarter of 2023, compared to 1.10% for the first quarter of 2023, and 0.18% for the second quarter of 2022. The cost of interest-bearing deposits for the second quarter of 2023 increased 31 basis points from March 31, 2023, which is down from the 41 basis point increase in the cost of interest-bearing deposits for the first quarter of 2023, compared to the fourth quarter of 2022. Noninterest bearing deposits to total deposits at June 30, 2023, were 31.4% compared to 30.9% at March 31, 2023. The average cost of interest-bearing liabilities for the second quarter of 2023 of 1.64%, represents an increase of 38 basis points over the first quarter of 2023, and an increase of 142 basis points over the same period in 2022.

NONINTEREST INCOME
Noninterest income of $12.6 million for the second quarter of 2023 was down $6.3 million, or 33.4%, compared to the second quarter of 2022. Year-to-date noninterest income of $33.0 million was down $5.9 million, or 15.2%, compared to the same six month period in 2022. Noninterest income represented 19.6% of total revenue for the quarter ended June 30, 2023, compared to 24.5% for the quarter ended June 30, 2022. The decrease in noninterest income in the second quarter of 2023 was largely due to the sale of available-for-sale securities, which resulted in the recognition of a pre-tax loss of $7.1 million. Partially offsetting the decreases in noninterest income in the second quarter of 2023 compared to the prior year quarter were increases in fee income of $337,000 and an increase in income on bank-owned life insurance of $383,000.

NONINTEREST EXPENSE
Noninterest expense was $52.0 million for the second quarter of 2023, which was up $2.8 million, or 5.8%, over the second quarter of 2022. For the year-to-date period, noninterest expense of $102.1 million was up $6.2 million, or 6.4%, from the same period in 2022. The increase in noninterest expense in the second quarter of 2023 over the same quarter last year was mainly in higher personnel-related expenses, up $1.2 million. The increase in personnel-related expenses was mainly in salaries and wages and reflects annual merit adjustments. Significant components that increased in other expenses were professional fees which were up $405,000, other losses which were up $517,000, and marketing which was up $232,000, in each case as compared to the second quarter of 2022.

INCOME TAX EXPENSE
The Company's effective tax rate was 17.3% for the second quarter of 2023, compared to 23.2% for the same period in 2022. The effective tax rate for the six months ended June 30, 2023 was 21.6%, compared to 23.1% reported for the same period in 2022.

The decrease in the effective tax rate for the three and six months ended June 30, 2023, compared to the same periods in 2022 is largely due to the anticipated retention of certain New York State tax benefits. The Company's banking subsidiary has an investment in a real estate investment trust that provides certain benefits on its New York State tax return for qualifying entities. A condition to claim the benefit is that the consolidated company has qualified average assets of no more than $8.0 billion for the taxable year. Based on current estimates of average assets during 2023, the Company expects to retain the benefits in 2023.

ASSET QUALITY
The allowance for credit losses represented 0.91% of total loans and leases at June 30, 2023, up from 0.87% at March 31, 2023, and up from 0.85% at June 30, 2022. The ratio of the allowance to total nonperforming loans and leases was 154.76% for the second quarter of 2023, compared to 162.11% at March 31, 2023 and 147.95% at June 30, 2022.

Provision for credit losses for the second quarter of 2023 was $2.3 million compared to $856,000 for the same period in 2022. Provision for credit losses for the six months ended June 30, 2023 was $1.4 million, compared to $336,000 for the six months ended June 30, 2022. The increase in provision expense for both the quarter and year-to-date periods was mainly driven by weaker economic forecasts, loan growth, and changes in asset quality. Net recoveries for the quarter ended June 30, 2023 were $27,000 compared to net recoveries of $887,000 reported for the same period in 2022.

Nonperforming assets represented 0.41% of total assets at June 30, 2023, down from 0.43% at December 31, 2022 and up from the 0.38% reported at June 30, 2022. At June 30, 2023, nonperforming loans and leases totaled $31.4 million, compared to $32.8 million at December 31, 2022 and $29.6 million at June 30, 2022. The increase in loans past due 30-89 days at quarter end June 30, 2023 was mainly due to the inclusion of a $15.3 million commercial real estate loan.

Special Mention and Substandard loans and leases totaled $118.1 million at June 30, 2023, reflecting an increase from the $98.3 million reported at December 31, 2022, and $115.0 million at June 30, 2022. The increase over year-end in Special Mention and Substandard was mainly a result of the downgrade of one commercial real estate loan added to Special Mention during the second quarter of 2023 and the downgrade of one commercial real estate loan previously reported as Special Mention.

CAPITAL POSITION
Capital ratios at June 30, 2023 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.48% at June 30, 2023, compared to 14.42% at December 31, 2022 and 14.07% at June 30, 2022. The ratio of Tier 1 capital to average assets was 9.57% at June 30, 2023, compared to 9.34% at December 31, 2022 and 9.02% at June 30, 2022.

During the second quarter of 2023, the Company repurchased 108,219 common shares at an aggregate cost of $6.3 million. These shares were purchased under the Company's Stock Repurchase Program announced in the third quarter of 2021.

The Company announced today that its Board of Directors has authorized a new Stock Repurchase Program to repurchase up to 400,000 shares of the Company's outstanding common stock, par value $0.10 per share, from time to time, over the next 24 months.

LIQUIDITY POSITION
The Company's liquidity position remained stable from the first quarter of 2023. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank Discount Window advances and FHLB advances. The Company maintains ready access liquidity of $1.7 billion, or 22.3% of total assets at June 30, 2023. As members of the FHLB, the Company can use certain unencumbered mortgage-related assets and securities to secure borrowings from the FHLB. At June 30, 2023 the Company had an available borrowing capacity at the FHLB of $1.3 billion, unchanged from the first quarter of 2023. Through various programs at the Federal Reserve Bank, the Company has the ability to use certain unencumbered mortgage-related assets and securities to secure borrowings from the Federal Reserve Bank's Discount Window. At June 30, 2023 the available borrowing capacity with the Federal Reserve Bank was $245.7 million, secured by investment securities. In addition to the available borrowing lines at the FHLB and Federal Reserve Bank, at June 30, 2023, the Company maintained $137.7 million of unencumbered securities which could be pledged to further enhance secured borrowing capacity.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", the negative and other variations of these terms and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and access other sources of liquidity; GDP growth; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as state and local government mandates, SEC rule-making, the Dodd-Frank Act and Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; cyber security incidents and threats, the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events, including the war in Ukraine, as well as the potential impact of widespread protests, civil unrest, political uncertainty on the economy and the financial services industry, and pandemics or other public health crises, including the COVID-19 pandemic; and access to financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	06/30/2023	12/31/2022
		(Audited)

Cash and noninterest bearing balances due from banks	$65,916	$18,572
Interest bearing balances due from banks	15,698	59,265
Cash and Cash Equivalents	81,614	77,837

Available-for-sale debt securities, at fair value (amortized cost of $1,688,051 at June 30, 2023 and $1,831,791 at December 31, 2022)	1,468,003	1,594,967
Held-to-maturity securities, at amortized cost (fair value of $262,444 at June 30, 2023 and $261,692 at December 31, 2022)	312,369	312,344
Equity securities, at fair value	778	777
Total loans and leases, net of unearned income and deferred costs and fees	5,352,365	5,268,911
Less: Allowance for credit losses	48,545	45,934
Net Loans and Leases	5,303,820	5,222,977

Federal Home Loan Bank and other stock	23,649	17,720
Bank premises and equipment, net	81,087	82,140
Corporate owned life insurance	86,709	85,556
Goodwill	92,602	92,602
Other intangible assets, net	2,513	2,708
Accrued interest and other assets	173,094	181,058
Total Assets	$7,626,238	$7,670,686
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,659,220	3,820,739
Time	770,594	631,411
Noninterest bearing	2,024,837	2,150,145
Total Deposits	6,454,651	6,602,295

Federal funds purchased and securities sold under agreements to repurchase	50,483	56,278
Other borrowings	387,100	291,300
Other liabilities	97,563	103,423
Total Liabilities	$6,989,797	$7,053,296
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,441,413 at June 30, 2023; and 14,555,741 at December 31, 2022	1,444	1,456
Additional paid-in capital	298,133	302,763
Retained earnings	537,095	526,727
Accumulated other comprehensive loss	(195,520)	(208,689)
Treasury stock, at cost – 124,265 shares at June 30, 2023, and 128,749 shares at December 31, 2022	(6,185)	(6,279)
Total Tompkins Financial Corporation Shareholders’ Equity	634,967	615,978
Noncontrolling interests	1,474	1,412
Total Equity	$636,441	$617,390
Total Liabilities and Equity	$7,626,238	$7,670,686

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended		Six Months Ended
	06/30/2023	06/30/2022	06/30/2023	06/30/2022
INTEREST AND DIVIDEND INCOME
Loans	$63,527	$52,505	$124,369	$103,636
Due from banks	183	64	322	105
Available-for-sale debt securities	6,618	7,063	13,361	13,833
Held-to-maturity securities	1,219	1,201	2,433	2,330
Federal Home Loan Bank and other stock	323	120	623	225
Total Interest and Dividend Income	71,870	$60,953	$141,108	$120,129
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	2,526	400	4,313	826
Other deposits	13,119	1,647	23,513	3,267
Federal funds purchased and securities sold under agreements to repurchase	15	15	29	31
Other borrowings	4,314	629	7,111	1,129
Total Interest Expense	19,974	2,691	34,966	5,253
Net Interest Income	51,896	58,262	106,142	114,876
Less: Provision for credit loss expense	2,253	856	1,428	336
Net Interest Income After Credit for Credit Loss Expense	49,643	57,406	104,714	114,540
NONINTEREST INCOME
Insurance commissions and fees	8,672	8,429	18,181	17,746
Wealth management fees	4,678	4,596	9,187	9,513
Service charges on deposit accounts	1,640	1,756	3,386	3,535
Card services income	3,087	2,959	5,769	5,502
Other income	1,603	1,241	3,544	2,717
Net loss on securities transactions	(7,065)	(37)	(7,052)	(84)
Total Noninterest Income	12,615	18,944	33,015	38,929
NONINTEREST EXPENSE
Salaries and wages	25,337	24,396	49,849	47,668
Other employee benefits	6,647	6,341	13,388	12,138
Net occupancy expense of premises	3,327	3,131	6,626	6,672
Furniture and fixture expense	2,105	2,004	4,159	3,995
Amortization of intangible assets	84	219	167	437
Other operating expense	14,468	13,029	27,937	25,049
Total Noninterest Expenses	51,968	49,120	102,126	95,959
Income Before Income Tax Expense	10,290	27,230	35,603	57,510
Income Tax Expense	1,784	6,329	7,685	13,305
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	8,506	20,901	27,918	44,205
Less: Net Income Attributable to Noncontrolling Interests	31	32	62	63
Net Income Attributable to Tompkins Financial Corporation	$8,475	20,869	27,856	44,142
Basic Earnings Per Share	$0.59	$1.45	$1.94	$3.06
Diluted Earnings Per Share	$0.59	$1.45	$1.94	$3.05

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	June 30, 2023			June 30, 2022
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$13,585	$183	5.40%	$88,094	$64	0.29%
Securities (1)
U.S. Government securities	1,972,719	7,304	1.49%	2,305,102	7,746	1.35%
State and municipal (2)	92,194	590	2.57%	97,481	619	2.55%
Other securities (2)	3,288	56	6.86%	3,337	28	3.40%
Total securities	2,068,201	7,950	1.54%	2,405,920	8,393	1.40%
FHLBNY and FRB stock	23,211	323	5.59%	12,234	120	3.92%
Total loans and leases, net of unearned income (2)(3)	5,304,717	63,709	4.82%	5,115,340	52,733	4.14%
Total interest-earning assets	7,409,714	72,165	3.91%	7,621,588	61,310	3.23%
Other assets	226,086			209,057
Total assets	$7,635,800			$7,830,645
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,701,229	$10,590	1.15%	$4,073,279	$890	0.09%
Time deposits	745,970	5,055	2.72%	603,791	1,157	0.77%
Total interest-bearing deposits	4,447,199	15,645	1.41%	4,677,070	2,047	0.18%
Federal funds purchased & securities sold under agreements to repurchase	56,083	15	0.11%	54,885	15	0.11%
Other borrowings	379,744	4,314	4.56%	169,390	629	1.49%
Total interest-bearing liabilities	4,883,026	19,974	1.64%	4,901,345	2,691	0.22%
Noninterest bearing deposits	2,004,560			2,189,132
Accrued expenses and other liabilities	97,660			100,813
Total liabilities	6,985,246			7,191,290
Tompkins Financial Corporation Shareholders’ equity	649,097			637,896
Noncontrolling interest	1,457			1,459
Total equity	650,554			639,355

Total liabilities and equity	$7,635,800			$7,830,645
Interest rate spread			2.27%			3.01%
Net interest income/margin on earning assets		52,191	2.83%		58,619	3.09%

Tax Equivalent Adjustment		(295)			(357)
Net interest income per consolidated financial statements		$51,896			$58,262

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2023			June 30, 2022
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$13,161	$322	4.93%	$110,984	$105	0.19%
Securities (1)
U.S. Government securities	2,002,846	14,728	1.48%	2,299,389	15,108	1.32%
State and municipal (2)	92,695	1,188	2.58%	99,602	1,267	2.57%
Other securities (2)	3,286	110	6.70%	3,363	51	3.06%
Total securities	2,098,827	16,026	1.54%	2,402,354	16,426	1.38%
FHLBNY and FRB stock	19,998	623	6.29%	11,172	225	4.06%
Total loans and leases, net of unearned income (2)(3)	5,278,145	124,744	4.77%	5,085,808	104,088	4.13%
Total interest-earning assets	7,410,131	141,715	3.86%	7,610,318	120,844	3.20%
Other assets	224,671			259,809
Total assets	$7,634,802			$7,870,127
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,767,032	$19,230	1.03%	$4,116,870	$1,638	0.08%
Time deposits	710,119	8,596	2.44%	617,616	2,455	0.80%
Total interest-bearing deposits	4,477,151	27,826	1.25%	4,734,486	4,093	0.17%
Federal funds purchased & securities sold under agreements to repurchase	56,799	29	0.10%	59,536	31	0.11%
Other borrowings	325,052	7,111	4.41%	147,466	1,129	1.54%
Total interest-bearing liabilities	4,859,002	34,966	1.45%	4,941,488	5,253	0.21%
Noninterest bearing deposits	2,034,961			2,149,201
Accrued expenses and other liabilities	99,905			103,451
Total liabilities	6,993,868			7,194,140
Tompkins Financial Corporation Shareholders’ equity	639,494			674,545
Noncontrolling interest	1,440			1,442
Total equity	640,934			675,987

Total liabilities and equity	$7,634,802			$7,870,127
Interest rate spread			2.41%			2.99%
Net interest income/margin on earning assets		106,749	2.90%		115,591	3.06%

Tax Equivalent Adjustment		(607)			(715)
Net interest income per consolidated financial statements		$106,142			$114,876

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-23	Mar-23	Dec-22	Sep-22	Jun-22	Dec-22
Securities	$1,781,150	$1,899,001	$1,908,088	$2,054,036	$2,204,851	$1,908,088
Total Loans	5,352,365	5,273,671	5,268,911	5,208,436	5,162,503	5,268,911
Allowance for credit losses	48,545	46,099	45,934	44,772	43,793	45,934
Total assets	7,626,238	7,644,371	7,670,686	7,779,941	7,842,461	7,670,686
Total deposits	6,454,651	6,509,009	6,602,295	6,936,726	6,769,521	6,602,295
Federal funds purchased and securities sold under agreements to repurchase	50,483	63,491	56,278	55,340	50,075	56,278
Other borrowings	387,100	327,000	291,300	101,000	295,600	291,300
Total common equity	634,967	648,322	615,978	571,453	622,843	615,978
Total equity	636,441	649,765	617,390	572,959	624,318	617,390

Average Balance Sheet
Average earning assets	$7,409,714	$7,410,553	$7,568,656	$7,639,123	$7,621,588	$7,607,078
Average assets	7,635,800	7,633,793	7,721,335	7,853,847	7,830,645	7,828,520
Average interest-bearing liabilities	4,883,026	4,834,712	4,828,561	4,861,857	4,901,345	4,892,952
Average equity	650,554	631,208	580,720	635,324	639,354	641,726

Share data
Weighted average shares outstanding (basic)	14,314,133	14,326,595	14,308,323	14,289,022	14,317,415	14,328,280
Weighted average shares outstanding (diluted)	14,346,787	14,389,673	14,385,884	14,367,149	14,387,601	14,404,294
Period-end shares outstanding	14,405,503	14,519,748	14,519,831	14,483,757	14,504,604	14,519,831
Common equity book value per share	$44.08	$44.65	$42.42	$39.45	$42.94	$42.42
Tangible book value per share (Non-GAAP)**	$37.54	$38.16	$35.93	$32.93	$36.42	$35.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$51,896	$54,246	$57,294	$58,111	$58,262	$230,281
(Credit) provision for credit loss expense (5)	2,253	(825)	1,397	1,056	856	2,789
Noninterest income	12,615	20,400	18,351	20,692	18,944	77,972
Noninterest expense (5)	51,968	50,158	50,190	49,602	49,120	195,751
Income tax expense	1,784	5,901	4,478	6,774	6,329	24,557
Net income attributable to Tompkins Financial Corporation	8,475	19,381	19,548	21,340	20,869	85,030
Noncontrolling interests	31	31	32	31	32	126
Basic earnings per share (4)	0.59	1.35	1.36	1.49	1.45	5.92
Diluted earnings per share (4)	0.59	1.35	1.36	1.48	1.45	5.89

Nonperforming Assets
Nonaccrual loans and leases	$31,333	$28,424	$28,289	$30,013	$24,665	$28,289
Loans and leases 90 days past due and accruing	34	13	25	161	62	25
Performing troubled debt restructuring*	0	0	4,530	4,730	4,872	4,530
Total nonperforming loans and leases	31,367	28,437	32,844	34,904	29,599	32,844
OREO	36	36	152	335	122	152
Total nonperforming assets	$31,403	$28,473	$32,996	$35,239	$29,721	$32,996
*No amount shown for periods subsequent to the Company's adoption of ASU 2022-02 effective January 1, 2023.

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-23	Mar-23	Dec-22	Sep-22	Jun-22	Dec-22
Loans and leases 30-89 days past due and
accruing	$20,255	$5,894	$3,172	$3,160	$9,837	$3,172
Loans and leases 90 days past due and accruing	34	13	25	161	62	25
Total loans and leases past due and accruing	20,289	5,907	3,197	3,321	9,899	3,197

Allowance for Credit Losses
Balance at beginning of period	$46,099	$45,934	$44,772	$43,793	$42,126	$42,843
Impact of adopting ASC 326	0	64	0	0	0	0
Provision (credit) for credit losses	2,419	(1,180)	1,352	1,101	780	$2,499
Net loan and lease (recoveries) charge-offs	(27)	(1,281)	190	122	(887)	$(592)
Allowance for credit losses at end of period	$48,545	$46,099	$45,934	$44,772	$43,793	$45,934

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$3,151	$2,796	$2,751	$2,796	$2,720	$2,506
(Credit) provision for credit losses	(166)	355	45	(45)	76	$290
Allowance for credit losses at end of period	$2,985	$3,151	$2,796	$2,751	$2,796	$2,796

Loan Classification - Total Portfolio
Special Mention	$56,305	$39,255	$49,752	$66,730	$72,270	$49,752
Substandard	61,820	46,315	48,537	40,007	42,756	48,537

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.59%	0.54%	0.62%	0.67%	0.57%	0.62%
Nonperforming assets/total assets	0.41%	0.37%	0.43%	0.45%	0.38%	0.43%
Allowance for credit losses/total loans and leases	0.91%	0.87%	0.87%	0.86%	0.85%	0.87%
Allowance/nonperforming loans and leases	154.76%	162.11%	139.86%	128.27%	147.95%	139.85%
Net loan and lease losses annualized/total average loans and leases	0.00%	(0.10)%	0.01%	0.01%	(0.07)%	(0.01)%

Capital Adequacy
Tier 1 Capital (to average assets)	9.57%	9.63%	9.34%	9.14%	9.02%	9.34%
Total Capital (to risk-weighted assets)	14.48%	14.62%	14.42%	14.26%	14.07%	14.42%

Profitability (period-end)
Return on average assets *	0.45%	1.03%	1.00%	1.08%	1.07%	1.09%
Return on average equity *	5.22%	12.45%	13.36%	13.33%	13.09%	13.25%
Net interest margin (TE) *	2.83%	2.99%	3.02%	3.04%	3.09%	3.05%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-ended
	Jun-23	Mar-23	Dec-22	Sep-22	Jun-22	Dec-22
Total common equity	$634,967	$648,322	$615,978	$571,453	$622,843	$615,978
Less: Goodwill and intangibles	94,169	94,253	94,336	94,554	94,617	94,336
Tangible common equity (Non-GAAP)	540,798	554,069	521,642	476,899	528,226	521,642
Ending shares outstanding	14,405,503	14,519,748	14,519,831	14,483,757	14,504,604	14,519,831
Tangible book value per share (Non-GAAP)	$37.54	$38.16	$35.93	$32.93	$36.42	$35.93

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2023 and 2022 to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.